                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-12

                              MICHAELS STORES, INC.
     ----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

                 -------------------------------------------------------------

        (2)      Aggregate number of securities to which transaction applies:

                 -------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 -------------------------------------------------------------

        (4)      Proposed maximum aggregate value of transaction:

                 -------------------------------------------------------------

        (5)      Total fee paid:

                 -------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials:

                 -------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)      Amount previously paid:

                 -------------------------------------------------------------

        (2)      Form, Schedule or Registration Statement No.:

                 -------------------------------------------------------------

        (3)      Filing Party:

                 -------------------------------------------------------------

        (4)      Date Filed:

                 -------------------------------------------------------------

                              MICHAELS STORES, INC.
                             8000 BENT BRANCH DRIVE
                               IRVING, TEXAS 75063


                                                                 August 31, 2001
Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Michaels Stores, Inc. to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas on Friday, October 5, 2001, at 10:30 a.m. central daylight savings time.

         The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe fully the formal business to be transacted at the Annual Meeting. During the Annual Meeting, stockholders will consider and vote upon the election of two members to the Board of Directors, the adoption of an amendment to the Restated Certificate of Incorporation of Michaels, which would eliminate division of our Board of Directors into three classes, and approval of the Michaels Stores, Inc. 2001 General Stock Option Plan.

         Certain directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.

         We urge you to review carefully the accompanying material and to return the enclosed proxy card promptly. Please sign, date and return the enclosed proxy card without delay. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy.



                                                     Sincerely,


                                                CHARLES J. WYLY, JR.
                                                CHAIRMAN OF THE BOARD

                              MICHAELS STORES, INC.
                             8000 BENT BRANCH DRIVE
                               IRVING, TEXAS 75063

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON OCTOBER 5, 2001

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Michaels Stores, Inc. will be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas on Friday, October 5, 2001, at 10:30 a.m. central daylight savings time for the following purposes:

      (1) To elect two members to our Board of Directors for terms expiring in 2004 (or expiring in 2002 if the proposal to amend our Restated Certificate of Incorporation is approved by our stockholders at the Annual Meeting).

      (2) To adopt an amendment to the Restated Certificate of Incorporation of Michaels, which would eliminate division of our Board of Directors into three classes.

      (3) To approve and ratify the adoption of the Michaels Stores, Inc. 2001 General Stock Option Plan.

      (4) To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

         The close of business on August 27, 2001 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during ordinary business hours at our offices at 8000 Bent Branch Drive, Irving, Texas 75063.

         WE URGE STOCKHOLDERS TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                           By Order of the Board of Directors


                                                     MARK V. BEASLEY
                                                        SECRETARY

Irving, Texas
August 31, 2001

                                PROXY STATEMENT
                                TABLE OF CONTENTS

                                                                                                               Page

GENERAL QUESTIONS AND ANSWERS....................................................................................1

PROPOSAL NO. 1: ELECTION OF TWO DIRECTORS........................................................................4

BOARD MEETINGS AND COMMITTEES....................................................................................5

EXECUTIVE OFFICERS OF MICHAELS...................................................................................7

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP..................................................................9

MANAGEMENT COMPENSATION.........................................................................................11

         Summary Compensation Table.............................................................................11

         Option Grants During Fiscal 2000.......................................................................12

         Option Exercises During Fiscal 2000 and Fiscal Year-End Option Values..................................13

         Compensation of Directors..............................................................................13

         Employment, Severance and Change of Control Agreements.................................................13

         Compensation and Stock Option Committee Interlocks and Insider Participation...........................14

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES..........................................................15

STOCK PERFORMANCE CHART.........................................................................................17

PROPOSAL NO. 2: ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION...........................18

PROPOSAL NO. 3: APPROVAL OF THE MICHAELS STORES, INC. 2001 GENERAL STOCK OPTION PLAN............................18

         Summary of the Michaels Stores, Inc. 2001 General Stock Option Plan....................................19

         Federal Income Tax Consequences........................................................................21

INDEPENDENT AUDITORS............................................................................................22

FISCAL 2000 INDEPENDENT AUDITORS' FEES..........................................................................22

         Audit Fees.............................................................................................22

         Financial Information Systems Design and Implementation Fees...........................................22

         All Other Fees.........................................................................................22

AUDIT COMMITTEE REPORT..........................................................................................22

CERTAIN TRANSACTIONS............................................................................................24

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.........................................................24

OTHER MATTERS...................................................................................................24

ANNUAL REPORT...................................................................................................24

FORM 10-K.......................................................................................................24

STOCKHOLDER PROPOSALS...........................................................................................24


                              MICHAELS STORES, INC.
                             8000 BENT BRANCH DRIVE
                               IRVING, TEXAS 75063

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON OCTOBER 5, 2001


                             -----------------------


                          GENERAL QUESTIONS AND ANSWERS

Q:    WHEN IS THE PROXY STATEMENT BEING MAILED?

A: This Proxy Statement is first being mailed on or about August 31, 2001 to our stockholders by our Board of Directors to solicit proxies for use at the Annual Meeting.

Q:    WHEN IS THE ANNUAL MEETING AND WHERE WILL IT BE HELD?

A: The Annual Meeting will be held on Friday, October 5, 2001, at 10:30 a.m. central daylight savings time at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas.

Q:    WHO MAY ATTEND THE ANNUAL MEETING?

A:    All of our stockholders may attend the Annual Meeting.

Q:    WHO IS ENTITLED TO VOTE?

A: Stockholders as of the close of business on August 27, 2001 are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

Q:    ON WHAT AM I VOTING?

A:    You will be voting on:

      o The election of two members to our Board of Directors for terms expiring in 2004 (or expiring in 2002 if the proposal to amend our Restated Certificate of Incorporation is adopted by our stockholders at the Annual Meeting);

      o The adoption of an amendment to the Restated Certificate of Incorporation of Michaels, which would eliminate division of our Board of Directors into three classes;

      o The approval of the Michaels Stores, Inc. 2001 General Stock Option Plan; and

      o Such other business as may properly come before the Annual Meeting or any adjournments thereof.

Q:    HOW DO I VOTE?

A: You may vote by either attending the Annual Meeting or signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card.

      All shares represented by valid proxies, unless the stockholder otherwise specifies, will be voted:

      o "FOR" the election of each of the persons identified in "Proposal No. 1: Election of Two Directors" as nominees for election as directors;

      o "FOR" the adoption of the amendment to the Restated Certificate of Incorporation;

      o "FOR" the approval of the Michaels Stores, Inc. 2001 General Stock Option Plan; and

      o At the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting.

      If you properly specify how your proxy is to be voted, your proxy will be voted accordingly. If you sign and send in your proxy but do not indicate how you want to vote, your proxy will be counted as a vote in favor of each of the proposals.

Q: IF I ABSTAIN FROM VOTING OR WITHHOLD AUTHORITY TO VOTE ON ANY PROPOSAL, WILL MY SHARES BE COUNTED IN THE VOTE?

A: If you abstain from voting on Proposal No. 1 (election of two directors) or Proposal No. 3 (approval of the 2001 General Stock Option Plan) or if you elect to withhold authority to vote on either of those proposals, your shares will not be counted in the vote for that proposal. However, if you abstain from voting or if you elect to withhold authority to vote on Proposal No. 2 (amendment to the Restated Certificate of Incorporation), your shares effectively will count as votes against that proposal.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker has limited discretion to vote street name shares without your instructions. For example, your broker could vote your shares without your instructions on Proposal No. 1 (election of two directors) and Proposal No. 3 (approval of the 2001 General Stock Option Plan). Your broker likely will not vote on Proposal No. 2 (amendment to the Restated Certificate of Incorporation) without your instructions. To be sure your shares are voted, you should instruct your broker to vote your shares using the instructions provided by your broker. If you do not instruct your broker on how to vote your shares, your shares may not be counted in the vote on Proposal No. 1 or Proposal No. 3 and effectively will be counted as votes against Proposal No. 2.

Q:    CAN I CHANGE MY VOTE AFTER I MAIL MY PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. You may revoke your proxy by:

      o delivering no later than 5:00 p.m. central daylight savings time on October 4, 2001, written notice of revocation to Computershare Investor Services, L.L.C., 1601 Elm Street, Suite 4340, Dallas, Texas 75201, or

      o attending the Annual Meeting and voting in person. Your attendance alone will not revoke your proxy. You must also vote in person at the Annual Meeting.

      If you instruct a broker to vote your shares, you must follow your broker's directions for changing those instructions.

Q:    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to ensure that all your shares are voted.

Q:    WHO WILL COUNT THE VOTE?

A: Representatives of Computershare Investor Services, L.L.C, our transfer agent, will tabulate the votes and act as inspectors of election.

Q:    WHAT CONSTITUTES A QUORUM?

A: As of August 27, 2001, the record date, 32,398,956 shares of our common stock were issued and outstanding. A majority of the issued and outstanding shares, present or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, then your shares will be counted as part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum but will be excluded from any vote.

Q:    WHAT IS THE REQUIRED VOTE FOR ELECTION OF EACH DIRECTOR?

A: The required vote for election of each director is a plurality of the votes of the shares of common stock having voting power present or represented by proxy at the Annual Meeting.

Q: WHAT IS THE REQUIRED VOTE FOR ADOPTION OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION?

A: The amendment must be approved by the holders of a majority of the total number of outstanding shares of our common stock. As a result, abstentions from this vote, withheld authority to vote and broker non-votes effectively will be votes against this proposal.

Q: WHAT IS THE REQUIRED VOTE FOR APPROVAL OF THE MICHAELS STORES, INC. 2001 GENERAL STOCK OPTION PLAN?

A: The Michaels Stores, Inc. 2001 General Stock Option Plan must be approved by the holders of a majority of the total number of outstanding shares of our common stock having voting power present or represented by proxy at the Annual Meeting and actually voted on the proposal. If you abstain or if you withhold authority to vote on the proposal, your shares will not be considered to have been actually voted on the proposal. Broker non-votes will not be considered to have been actually voted on the proposal.

Q:    HOW MUCH DID THIS PROXY SOLICITATION COST?

A: We have hired Morrow & Co., Inc. to assist us in the distribution of proxy materials and solicitation of votes at a cost of approximately $10,000, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for these services.

                                 PROPOSAL NO. 1:
                            ELECTION OF TWO DIRECTORS

         Our Board of Directors has five members, a majority of whom are independent directors. Our Board is presently divided into three classes, with each of two classes consisting of two directors and one class consisting of one director. Members of each class of directors generally serve for a term of three years. A director serves until the annual meeting of stockholders in the year in which his or her term expires or until a successor is elected and qualified.

         EFFECTIVE JULY 26, 2001, OUR BOARD APPROVED AND RECOMMENDED TO OUR STOCKHOLDERS THAT THEY APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION. THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION WILL ELIMINATE THE DIVISION OF OUR BOARD INTO THREE CLASSES. IF OUR STOCKHOLDERS VOTE TO ADOPT THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION AT THE ANNUAL MEETING, ALL CURRENT DIRECTORS, INCLUDING DIRECTORS ELECTED AT THE ANNUAL MEETING, WILL HOLD OFFICE FOR A TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2002. THEREAFTER, EACH OF THE DIRECTORS WILL SERVE FOR A ONE-YEAR TERM OR UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIED OR UNTIL THE EARLIER OF HIS OR HER RESIGNATION, DEATH OR REMOVAL. SEE PROPOSAL NO. 2 IN THIS PROXY STATEMENT.

         The terms of Messrs. Charles J. Wyly, Jr. and Richard E. Hanlon expire at this Annual Meeting, and our Board has nominated each of them for re-election at the Annual Meeting as a director to serve for a three-year term expiring at our annual meeting of stockholders in 2004 or until his successor is elected and qualified. In order to be elected a director, a nominee must receive a plurality of the votes of the shares of common stock having voting power present or represented by proxy at the Annual Meeting.

         The nominees have indicated their willingness to serve as members of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders have discretionary authority to vote the proxy for a substitute nominee or nominees. Proxies cannot be voted for more than two nominees. The following table sets forth information as to the nominees for election at the Annual Meeting and each of the directors whose term of office will continue after the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other publicly-held companies.


                                                                                                        YEAR
                                                                                                        TERM
                     NAME                      AGE                  POSITION                           EXPIRES
      ------------------------------------     ---    --------------------------------------------     -------
      Nominees for a three-year term
      ending in 2004:
           Charles J. Wyly, Jr.                 67    Chairman of the Board of Directors               2001
           Richard E. Hanlon (1)                53    Director                                         2001

      Continuing Directors:
           Elizabeth A. VanStory (1)            39    Director                                         2002
           Sam Wyly                             66    Vice Chairman of the Board of Directors          2003
           Richard C. Marcus (1)                62    Director                                         2003

----------------------

(1) Member of the Audit Committee, the Compensation Committee, the 1997 Stock Option Committee, the Corporate Governance and Nominating Committee and the 2001 Employee Stock Option Plan Committee.

         Mr. Charles J. Wyly, Jr. has served as Chairman of the Board of Michaels since July 2001. He became a director of Michaels in 1984 and served as Vice Chairman of the Board from 1985 to July 2001. He co-founded Sterling Software, Inc., a worldwide supplier of software products, in 1981 and, until its acquisition in 2000 by another company, had served as a director and since 1984 as Vice Chairman of the Board. Mr. Wyly served as a director of Sterling Commerce, Inc. from December 1995 until its acquisition in 2000 by another company. Mr. Wyly was a director of Scottish Annuity & Life Holdings, Ltd., a variable life insurance and reinsurance company, from October 1998 until November 2000. Mr. Wyly served from 1964 to 1975 as an officer and director, including serving as President from 1969 to 1973, of University Computing Company. Mr. Wyly and his brother,

Sam Wyly, founded Earth Resources Company, an oil refining and silver mining company, and Charles J. Wyly, Jr. served as Chairman of the Board of that company from 1968 to 1980. He was also a founding partner of Maverick Capital, Ltd., a manager of equity hedge funds.

         Mr. Hanlon became a director of Michaels in April 1990. He has been Senior Vice President--Investor Relations of AOL Time Warner, Inc., the world's first Internet-powered media and communications company, since its inception in January 2001. From February 1995 until its inception as AOL Time Warner, Inc. in January 2001, he held various executive positions at America Online, Inc., a leading provider of Internet online services. From March 1993 until February 1995, Mr. Hanlon was President of Hanlon & Co., a consulting firm, and from 1988 until 1993 was Vice President--Corporate Communications and Secretary of LEGENT Corporation.

         Ms. VanStory became a director of Michaels in July 1999. Since January 2001, Ms. VanStory has been President of Thinkout, a consulting firm. From June 1999 until October 2000, she served as President of iMotors.com. From 1997 to June 1999, Ms. VanStory was Vice President of OfficeDepot.com, an office products retailer and a division of Office Depot, Inc. From 1995 to 1997, she served as Vice President and General Manager of New Media for The Weather Channel. Ms. VanStory began her career in interactive media as Director of Marketing for Bell Atlantic Video Services, where she served from 1992 to 1995. From 1988 to 1992, she held several marketing positions with MCI Telecommunications Corporation. Ms. VanStory was previously a director of shop.org, an online retailing association.

         Mr. Sam Wyly has served as Vice Chairman of the Board of Michaels since July 2001. He became a director of Michaels in 1984 and served as Chairman of the Board from 1984 to July 2001. Mr. Wyly is an entrepreneur who has created and managed several public and private companies. He is the sole manager of Ranger GP Governance, L.L.C., the general partner of Ranger Governance, Ltd., a Dallas-based investment company created by Mr. Wyly and Charles J. Wyly, Jr. Mr. Wyly also was Chairman of the Board of Green Mountain Energy Company, a clean energy provider, from March 1999 to August 2000. Mr. Wyly founded University Computing Company, which became one of the first computer utility networks and one of the first software products companies. He was a founder and, until its acquisition in 2000 by another company, was Chairman and a director of Sterling Software, Inc. He also was Chairman of the Executive Committee and a director of Sterling Commerce, Inc., until its acquisition in 2000 by another company, and was Chairman and a director of Scottish Annuity & Life Holdings, Ltd. from October 1998 until June 2000. He was also a founding partner of Maverick Capital, Ltd.

         Mr. Marcus became a director of Michaels in July 1999. Since January 1997, Mr. Marcus has served as Senior Advisor to Peter J. Solomon Company, an investment banking company. From December 1994 through December 1995, Mr. Marcus served as Chief Executive Officer of Plaid Clothing Group, a manufacturer of men's tailored clothing. He is currently on the boards of directors of Zale Corporation, Lands' End, Inc., Fashionmall.com and GiftCertificates.com. Prior to these activities, Mr. Marcus was with Neiman Marcus for 27 years and served as Chairman and Chief Executive Officer from 1979 through 1988.

                          BOARD MEETINGS AND COMMITTEES

         During fiscal year 2000, our Board of Directors held five meetings and acted by unanimous consent twice. In addition to meetings of the full Board, directors attended meetings of Board committees. All incumbent directors attended at least 75% of all Board meetings, except Mr. Hanlon who attended three of the five Board meetings. All incumbent directors attended at least 75% of all applicable committee meetings.

         Our Board had four active standing committees in fiscal year 2000. We did not have a standing nominating committee in fiscal year 2000; however, effective June 29, 2001, we established a Nominating Committee and, effective July 26, 2001, that committee's functions were expanded and it was renamed the Corporate Governance and Nominating Committee.

      o Prior to July 26, 2001, the EXECUTIVE COMMITTEE had the power to act on behalf of the Board and to direct and manage the business and affairs of Michaels whenever the Board was not in session. Committee members were Sam Wyly (Chairman) and Charles J. Wyly, Jr. During fiscal year 2000, the Executive Committee did not meet, but acted by unanimous written consent of the members twice. Effective July 26, 2001, we dissolved the Executive Committee.

      o The AUDIT COMMITTEE reviews the professional services and independence of our independent auditors and our accounts, procedures and internal controls. The Audit Committee (i) recommends to the Board for appointment the firm selected to be independent auditors for Michaels and monitors the performance of such firm,
            (ii) reviews and approves the scope of the annual audit,
            (iii) reviews and evaluates with the independent auditors our annual audit and annual consolidated financial statements,
            (iv) reviews with management the status of internal accounting controls, (v) evaluates problem areas having a potential financial impact on Michaels that may be brought to its attention by management, the independent auditors or the Board and
            (vi) evaluates all public financial reporting documents of Michaels. Committee members are Richard C. Marcus (Chairman), Richard E. Hanlon and Elizabeth A. VanStory, all of whom are independent directors as defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, Inc. During fiscal year 2000, the Audit Committee met seven times.

      o The COMPENSATION COMMITTEE reviews and approves salaries and bonuses for officers and key employees of Michaels. Committee members until September 2000 were Charles J. Wyly, Jr. (Chairman) and Sam Wyly, with Richard E. Hanlon as an alternate member. Since September 2000, committee members have been Richard E. Hanlon (Chairman), Richard C. Marcus and Elizabeth A. VanStory. During fiscal year 2000, the Compensation Committee met twice.

      o The 1997 STOCK OPTION COMMITTEE administers our 1997 Stock Option Plan and has the power to grant options, determine the number of shares to be covered by each option and determine when the options will be exercisable under that plan. Committee members are Richard
            E. Hanlon (Chairman), Richard C. Marcus and Elizabeth A. VanStory. During fiscal year 2000, the 1997 Stock Option Committee did not meet, but acted by unanimous written consent of the members thirteen times.

         Michaels has designated three new committees of the Board of Directors: the Corporate Governance and Nominating Committee, effective as of July 26, 2001, the 2001 Employee Stock Option Plan Committee, effective as of July 23, 2001, and the 2001 General Stock Option Plan Committee, effective as of August 20, 2001.

      o The CORPORATE GOVERNANCE AND NOMINATING COMMITTEE is charged with the development of corporate governance guidelines for Michaels and with advising the Board of Directors with respect to corporate governance practices generally. In addition, the Corporate Governance and Nominating Committee considers and recommends to the Board of Directors nominees for election to the Board. Committee members are Richard E. Hanlon (Chairman), Richard C. Marcus and Elizabeth A. VanStory.

      o The 2001 EMPLOYEE STOCK OPTION PLAN COMMITTEE administers our 2001 Employee Stock Option Plan and has the power to grant options and determine the number of shares to be covered by each option under that plan. Committee members are Richard E. Hanlon (Chairman), Richard C. Marcus and Elizabeth A. VanStory.

      o The 2001 GENERAL STOCK OPTION PLAN COMMITTEE will administer the Michaels Stores, Inc. 2001 General Stock Option Plan presented to the stockholders for approval at the Annual Meeting and will have the power to grant options and determine the number of shares to be covered by each option under that plan. Committee members are Richard E. Hanlon (Chairman), Richard C. Marcus and Elizabeth A. VanStory. See Proposal No. 3 in this Proxy Statement.

                         EXECUTIVE OFFICERS OF MICHAELS


                        NAME                AGE                           POSITION
           ---------------------------      ---   --------------------------------
           Charles J. Wyly, Jr.             67    Chairman of the Board of Directors
           Sam Wyly                         66    Vice Chairman of the Board of Directors
           R. Michael Rouleau               63    President and Chief Executive Officer
           Bryan M. DeCordova               45    Executive Vice President--Chief Financial Officer
           Edward F. Sadler                 56    Executive Vice President--Store Operations
           Robert M. Spencer                61    Executive Vice President--Merchandising
           Douglas B. Sullivan              50    Executive Vice President--Development
           James F. Tucker                  57    Executive Vice President--Chief Information Officer
           Thomas C. DeCaro                 46    Senior Vice President--Merchandise Planning and Control
           Sue Elliott                      50    Senior Vice President--Human Resources
           Stephen R. Gartner               51    Senior Vice President--Supply Chain Management
           Duane E. Hiemenz                 47    Senior Vice President--New Business Development
           James C. Neustadt                53    Senior Vice President--Advertising and Marketing


         Information concerning the business experience of each of Mr. Charles
J. Wyly, Jr. and Mr. Sam Wyly is provided under "Proposal No. l: Election of Two Directors."

         Mr. Rouleau has served as Chief Executive Officer since April 1996, and has also served as President from April 1997 to June 1999 and again since March 2001. Prior to joining us, Mr. Rouleau had served as Executive Vice President of Store Operations for Lowe's Companies, Inc. from May 1992 until April 1996 and in addition as President of Lowe's Contractor Yard Division from February 1995 until April 1996. Prior to joining Lowe's, Mr. Rouleau was a co-founder and President and Chief Executive Officer of Office Warehouse, which subsequently merged into Office Max. Mr. Rouleau also served with the Target Stores division of Dayton Hudson Corporation for 20 years.

         Mr. DeCordova became Executive Vice President--Chief Financial Officer in March 1997. From 1990 until joining us, he served as Vice President of Finance and Chief Financial Officer, and from May 1991 also as Treasurer, for Duckwall-ALCO Stores, Inc.

         Mr. Sadler became Executive Vice President--Store Operations in October 1999. From June 1995 until joining us, he was Regional Vice President and subsequently Senior Vice President--Stores of Caldor. Prior to Caldor, Mr. Sadler served with Target for 19 years, most recently as Vice President--Store Operations.

         Mr. Spencer became Executive Vice President--Merchandising in January 2001. From January 1998 until January 2001, he served as Vice
President--Northeast Zone. Prior to joining us, Mr. Spencer held senior management positions at A.C. Moore, where he was Executive Vice President and Chief Operating Officer from March 1996 until December 1997, and at McCrory Stores, Target and W.T. Grant.

         Mr. Sullivan became Executive Vice President--Development in April 1997. He joined Michaels in 1987 and has served in a variety of capacities, overseeing our store operations, distribution, store opening, real estate, legal and personnel functions, including serving as President from August 1995 to April 1997. Prior to joining us, Mr. Sullivan had served with Family Dollar Stores, Inc. for 11 years, most recently as Vice President--Real Estate.

         Mr. Tucker became Executive Vice President--Chief Information Officer in June 1997. From 1994 until joining us, Mr. Tucker held the positions of Vice President of MIS and subsequently Senior Vice President and Chief Information Officer for Shopko Stores, Inc. Prior to 1994, Mr. Tucker held the position of Vice President--Management Information Services for Trans World Music Corp.

         Mr. DeCaro became Senior Vice President--Merchandise Planning and Control in August 2000. From 1998 until joining us, he was Vice President--Merchandise for Disneyland Resort. Prior to this, he held the position of Senior Vice President--Merchandise Planning and Allocation for Kohl's Department Stores from February 1996 to April 1998. In addition, Mr. DeCaro has held various positions in Merchandise Planning and Allocation and Finance for The Disney Store, The Limited Stores, May Department Stores and Sanger Harris Department Stores.

         Ms. Elliott became Senior Vice President--Human Resources in October 2000. From May 1998 until joining us, she was Senior Vice President--Human Resources for Luby's, Inc. Prior to this, she held the positions of Vice President--Human Resources and subsequently Senior Vice President--Italianni's Brand for Carlson Restaurants Worldwide from January 1993 to May 1998. In addition, Ms. Elliott has held various human resources and operations positions at PepsiCo (KFC Restaurants).

         Mr. Gartner joined us as Senior Vice President--Supply Chain Management in May 2001. From 1998 until joining us, Mr. Gartner held the position of Executive Vice President--Supply Chain Management for DSC Logistics. Prior to DSC Logistics, Mr. Gartner served with The Pillsbury Company for 20 years, most recently as Vice President--Distribution Operations.

         Mr. Hiemenz became Senior Vice President--New Business Development in October 1999, after joining us as a Zone Vice President in July 1996 and serving as Executive Vice President--Store Operations from August 1996 to October 1999. Prior to joining Michaels, Mr. Hiemenz had served with Lowe's for nine years, most recently as a Regional Vice President.

         Mr. Neustadt joined us as Senior Vice President--Advertising and Marketing in May 1998. From 1994 until joining us, Mr. Neustadt was Vice President--Advertising for Lowe's. Prior to Lowe's, he held a variety of advertising and marketing positions with Montgomery Ward, Handy Andy and Payless Cashways, Inc.

                 PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

         The following table sets forth information as of August 27, 2001 regarding the beneficial ownership of common stock by each person known by Michaels to own five percent or more of the outstanding shares of common stock, each director of Michaels, certain Named Executives (as defined in "Management Compensation -- Summary Compensation Table" herein), and the directors and executive officers of Michaels as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. The percentage of beneficial ownership is calculated based on 32,398,956 shares of common stock outstanding as of August 27, 2001.


                                                                                  AMOUNT AND
                                                                                   NATURE OF
                                                                                  BENEFICIAL          PERCENT
            NAME OF BENEFICIAL OWNER OR NUMBER OF PERSONS IN GROUP               OWNERSHIP(1)        OF CLASS
-------------------------------------------------------------------------    --------------------  ----------
Charles J. Wyly, Jr......................................................          716,444(2)          2.2
Sam Wyly.................................................................        1,165,432(3)          3.5
Richard E. Hanlon........................................................           52,600(4)           *
Richard C. Marcus........................................................           50,000(4)           *
Elizabeth A. VanStory....................................................           50,000(4)           *
R. Michael Rouleau.......................................................          232,886(5)           *
John C. Martin...........................................................            4,571(6)           *
Edward F. Sadler.........................................................           27,916(7)           *
Douglas B. Sullivan......................................................           50,999(8)           *
The Wyly Group...........................................................        1,881,876(9)          5.7
     300 Crescent Court, Suite 1000
     Dallas, Texas 75201
First Pacific Advisors, Inc..............................................        3,504,900(10)        10.8
     11400 West Olympic Boulevard, Suite 1200
     Los Angeles, California 90064
Capital Research and Management Company..................................        5,435,000(11)        16.8
     333 South Hope Street
     Los Angeles, California 90071
SMALLCAP World Fund, Inc.................................................        2,215,000(12)         6.8
     333 South Hope Street
     Los Angeles, California 90071
Mellon Financial Corporation.............................................        1,810,678(13)         5.6
     One Mellon Center
     Pittsburgh, Pennsylvania 15258
All current directors and executive officers as a group (16 persons).....        2,531,970(14)         7.5


------------------------------

*     Less than one percent.
(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of common stock owned as of August 27, 2001 by the person indicated and shares underlying options owned by such person on August 27, 2001 that are exercisable within 60 days of that date. Persons holding shares of common stock pursuant to the Michaels Stores, Inc. Employees 401(k) Plan have sole voting power and investment power with respect to such shares.
(2) Includes 50,000 shares under options; 200,000 shares under options held by Stargate, Ltd. (a limited partnership, the general partner of which is a trust of which Mr. Wyly is one of the trustees), 80,000 shares held of record by Stargate, Ltd. and 386,444 shares held of record by family trusts of which Mr. Wyly is the Trustee.

(3) Includes 500,000 shares under options; 589,536 shares held of record by Tallulah, Ltd. (a limited partnership of which Mr. Wyly is a general partner); 74,786 shares held of record by family trusts of which Mr. Wyly is the Trustee; and 1,110 shares held by Mr. Wyly's wife.
(4)   Includes 50,000 shares under options.
(5) Includes 199,999 shares under options and 3,071 shares owned pursuant to the 401(k) Plan.
(6) Mr. Martin resigned as President and Chief Operating Officer on March 26, 2001.
(7)   Includes 22,916 shares under options.
(8)   Includes 49,999 shares under options.
(9)   The Wyly Group consists of Charles J. Wyly, Jr. and Sam Wyly. Based on a
      Schedule 13D/A filed with the Securities and Exchange Commission, dated January 10, 2001, as supplemented by additional information made available to Michaels, Charles J. Wyly, Jr. has sole voting power with respect to 466,444 shares of common stock and sole dispositive power with respect to 716,444 shares of common stock, and Sam Wyly has sole voting power with respect to 664,322 shares of common stock and sole dispositive power with respect to 1,164,322 shares of common stock.
(10) Based on a Schedule 13G filed with the Securities and Exchange Commission, dated January 5, 2001, First Pacific Advisors, Inc., a registered investment adviser, shares the power to dispose or to direct the disposition of 3,504,900 shares of common stock and shares the power to vote or to direct the vote of 1,725,700 shares of common stock.
(11) Based on a Schedule 13G/A filed with the Securities and Exchange Commission, dated February 9, 2001, Capital Research and Management Company, a registered investment adviser, has the sole power to dispose or direct the disposition of 5,435,000 shares of common stock, but has no power to vote or direct the vote of such shares.
(12) Based on a Schedule 13G/A filed with the Securities and Exchange Commission, dated February 9, 2001, SMALLCAP World Fund, Inc., an investment company, has the sole power to vote or direct the vote of 2,215,000 shares of common stock, but has no power to dispose or direct the disposition of such shares.
(13) Based on a Schedule 13G filed with the Securities and Exchange Commission, dated January 18, 2001, by Mellon Financial Corporation, a parent holding company, on behalf of itself and its direct and indirect subsidiaries in their various capacities, Mellon Financial Corporation has (a) sole power to vote or direct the vote of 1,287,503 shares of common stock, (b) shared voting power with respect to 101,700 shares of common stock, (c) sole power to dispose or direct the disposition of 1,793,288 shares of common stock and (d) shared dispositive power with respect to 12,600 shares of common stock.
(14) Includes 170,204 shares under options and 3,132 shares owned pursuant to the 401(k) Plan held by six executive officers not named in the table.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid or accrued by Michaels to our Chief Executive Officer and each of our four other most highly compensated executive officers, employed by Michaels at the end of the fiscal year, based on salary and bonus earned during fiscal 2000, and the Vice Chairman of the Board of Directors (the "Named Executives").

                                                                                 LONG-TERM COMPENSATION
                                                                             -----------------------------
                                                                                     AWARDS        PAYOUTS
                                                ANNUAL COMPENSATION          --------------------- -------
                                         ----------------------------------             SECURITIES
                                                               OTHER ANNUAL  RESTRICTED UNDERLYING   LTIP     ALL OTHER
                                 FISCAL                        COMPENSATION     STOCK    OPTIONS/   PAYOUTS COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR    SALARY($)  BONUS($)       ($)        AWARDS   SARS (#)(1)   ($)        ($)
-------------------------------- ------  ----------- --------  ------------  --------- ------------ ------  ------------
R. Michael Rouleau (2).......    2000    632,308      267,500    61,967 (3)     --       100,000      --       67,735 (4)
   President and                 1999    531,924      309,004     7,072 (3)     --       100,000      --       45,331 (4)
   Chief Executive Officer       1998    512,698      250,000    54,634 (5)     --       100,000      --       22,342 (4)

Sam Wyly (6).................    2000    450,000          --         --         --       100,000      --           --
   Chairman of the               1999    450,000          --         --         --       400,000      --           --
   Board of Directors            1998    450,000          --         --         --            --      --           --

Charles J. Wyly, Jr. (6).....    2000    225,000          --         --         --        50,000      --           --
   Vice Chairman of the          1999    225,000          --         --         --       200,000      --           --
   Board of Directors            1998    225,000          --         --         --            --      --           --

John C. Martin (7)...........    2000    461,423      225,000        --         --        50,000      --       72,543 (8)
   President and                 1999    259,616      270,000    54,110 (9)     --       450,000      --      119,310 (8)
   Chief Operating Officer

Douglas B. Sullivan..........    2000    300,290      120,000        --         --        25,000      --       32,959 (10)
   Executive Vice                1999    299,988      150,000        --         --        25,000      --       34,478 (10)
   President--Development        1998    299,988      120,000        --         --        25,000      --       23,616 (10)

Edward F. Sadler.............    2000    275,000      110,000        --         --        18,750      --       89,065 (11)
   Executive Vice President--    1999     74,039 (12)  62,404    44,719 (13)    --        50,000      --      107,822 (11)
   Store Operations

-----------------------------

(1)   Options to acquire shares of common stock.
(2)   Appointed to the additional position of President on March 26, 2001.
(3) Includes an automobile allowance of $22,889, income taxes of $18,144 paid for by Michaels, and a gift given to Mr. Rouleau by Michaels valued at $15,900 in fiscal 2000 and income taxes of $7,072 paid for by Michaels in fiscal 1999.
(4) The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $39,516, $21,831 and $20,130 in fiscal 2000, 1999 and 1998, respectively, (ii) annual matching contributions paid by Michaels for Mr. Rouleau's account pursuant to our Deferred Compensation Plan in the amount of $23,039 and $18,500 in fiscal 2000 and 1999, respectively, and (iii) annual matching contributions paid by Michaels for Mr. Rouleau's account pursuant to our 401(k) Plan in the amount of $5,180, $5,000 and $2,212 in fiscal 2000, 1999 and 1998, respectively.
(5) Includes an automobile paid for by Michaels for Mr. Rouleau in the amount of $52,933.
(6) Effective July 26, 2001, Mr. Charles J. Wyly, Jr. was appointed as Chairman of the Board and Mr. Sam Wyly was appointed as Vice Chairman of the Board. As a result, Mr. Charles J. Wyly, Jr. will receive an annual salary of $450,000 and Mr. Sam Wyly will receive an annual salary of $225,000.
(7) Mr. Martin resigned as President and Chief Operating Officer on March 26, 2001. He joined Michaels on June 28, 1999.
(8) The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $1,527 in fiscal 2000, (ii) annual matching contributions paid by Michaels for Mr. Martin's account pursuant to our Deferred Compensation Plan in the amount of $19,684 in fiscal 2000, (iii) annual matching contributions paid by Michaels for Mr. Martin's account pursuant to our 401(k) Plan in the amount of $2,259 in fiscal 2000, and (iv) relocation expenses paid for by Michaels in the amount of $49,073 and $117,816 in fiscal 2000 and 1999, respectively.
(9) Includes income taxes paid for by Michaels in the amount of $49,101 on taxable relocation expenses.
(10) The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $19,460, $21,870 and $21,291 in fiscal 2000, 1999 and 1998, respectively, (ii) annual matching contributions paid by Michaels for Mr. Sullivan's account pursuant to our Deferred Compensation Plan in the amount of $9,113 and $7,608 in fiscal 2000 and 1999, respectively, and
      (iii) annual matching contributions paid by Michaels for Mr. Sullivan's account pursuant to our 401(k) Plan in the amount of $4,386, $5,000 and $2,325 in fiscal 2000, 1999 and 1998, respectively.

(11) The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $7,244 in fiscal 2000, (ii) annual matching contributions paid by Michaels for Mr. Sadler's account pursuant to our Deferred Compensation Plan in the amount of $7,754 in fiscal 2000, (iii) annual matching contributions paid by Michaels for Mr. Sadler's account pursuant to our 401(k) Plan in the amount of $1,714 in fiscal 2000, and (iv) relocation expenses paid for by Michaels in the amount of $72,353 and $107,822 in fiscal 2000 and 1999, respectively.
(12)  Mr. Sadler joined Michaels on October 28, 1999.
(13)  Income taxes paid for by Michaels on taxable relocation expenses.

OPTION GRANTS DURING FISCAL 2000

         The following table provides information related to options granted to the Named Executives during fiscal 2000.


                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                                                                              STOCK PRICE APPRECIATION
                                           INDIVIDUAL GRANTS                                      FOR OPTION TERM(1)
--------------------------------------------------------------------------------------------  ------------------------
                                       NUMBER OF       % OF TOTAL
                                      SECURITIES      OPTIONS/SARS     EXERCISE
                                      UNDERLYING       GRANTED TO       OR BASE
                                     OPTIONS/SARS     EMPLOYEES IN       PRICE   EXPIRATION
                 NAME               GRANTED (#)(2)     FISCAL YEAR     ($/SH)(3)    DATE         5% ($)        10% ($)
-------------------------------     --------------  ---------------   ---------- -----------  -----------  -----------
R. Michael Rouleau.............        100,000(4)         6.66           41.75    07/27/05     1,153,476    2,548,879
Sam Wyly.......................        100,000(5)         6.66           35.00    08/30/05       966,985    2,136,785
Charles J. Wyly, Jr............         50,000(5)         3.33           35.00    08/30/05       483,493    1,068,393
John C. Martin.................         50,000(6)         3.33           41.75    07/27/05       576,738    1,274,440
Douglas B. Sullivan............         25,000(4)         1.66           41.75    07/27/05       288,369      637,220
Edward F. Sadler...............         18,750(4)         1.25           41.75    07/27/05       216,277      477,915

-----------------------------

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on our common stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods. The use of the assumed 5% and 10% returns is established by the Securities and Exchange Commission and is not intended by Michaels to forecast possible future appreciation of the price of our common stock.
(2)   Options to acquire shares of common stock.
(3) The option exercise price may be paid in shares of common stock owned by the Named Executives, in cash, or in any other form of valid consideration or a combination of any of the foregoing, in some cases as determined by the Board of Directors or the 1997 Stock Option Committee in their discretion. The exercise price of each option was equal to the fair market value of the common stock on the date of grant.
(4) Stock options are exercisable with respect to 1/3 of the shares covered thereby and will become exercisable with respect to 1/3 of the shares covered thereby on each of July 28, 2002 and July 28, 2003.
(5)   Stock options are fully exercisable.
(6) The listed options were terminated upon Mr. Martin's ceasing to be employed by Michaels.

OPTION EXERCISES DURING FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information related to options exercised by the Named Executives during fiscal 2000 and the number and value of options held at fiscal year-end. Michaels does not have any outstanding stock appreciation rights.


                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                 OPTIONS/SARS AT FISCAL        OPTIONS/SARS AT FISCAL
                                                                      YEAR END (#)                 YEAR END ($)(1)
                               SHARES ACQUIRED       VALUE     ----------------------------  ---------------------------
            NAME               ON EXERCISE (#)  REALIZED($)(2)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
--------------------------    ----------------  -------------- ------------  --------------  ------------ --------------
R. Michael Rouleau........        369,500         7,581,378       99,999        200,001         895,824       941,675
Sam Wyly..................      1,200,000 (3)    25,299,519      500,000             --       8,837,480            --
Charles J. Wyly, Jr.......        600,000 (4)    11,786,030      250,000 (5)         --       4,418,740            --
John C. Martin............             --                --      150,000        350,000       2,456,250     4,912,500
Douglas B. Sullivan.......             --                --       24,999         50,001         223,949       235,426
Edward F. Sadler..........             --                --       16,666         52,084          90,621       181,254

-----------------------------

(1) The closing price for our common stock as reported through The Nasdaq Stock Market on February 2, 2001, the last trading day of fiscal 2000, was $39.00. Value is calculated on the basis of the difference between the option exercise price and $39.00 multiplied by the number of shares of common stock underlying the option.
(2) Value realized is calculated based on the difference between the aggregate exercise price of the options exercised and the aggregate market value of the shares of common stock acquired on the date of exercise.
(3) Includes shares acquired on exercise by Cheryl R. Wyly Marital Trust, of which Mr. Wyly's wife is the trustee.
(4) Shares acquired on exercise by Stargate, Ltd., the general partner of which is a trust of which Charles J. Wyly, Jr. is one of the trustees.
(5) Includes stock options held by Stargate, Ltd., the general partner of which is a trust of which Charles J. Wyly, Jr. is one of the trustees.

COMPENSATION OF DIRECTORS

         Effective July 26, 2001, Michaels pays Charles J. Wyly, Jr. $37,500 per month for serving as Chairman of the Board and Sam Wyly $18,750 per month for serving as Vice Chairman of the Board. During fiscal 2000, Sam Wyly was paid $37,500 per month for serving as Chairman of the Board and Charles J. Wyly, Jr. was paid $18,750 per month for serving as Vice Chairman of the Board.

         Messrs. Hanlon and Marcus and Ms. Van Story each receive an annual fee of $24,000 as members of the Board, a fee of $1,000 for attendance at each regular or special Board meeting, and a fee of $1,000 for attendance at each meeting of the Audit Committee.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

         In March 2001, Michaels entered into a new employment agreement with R. Michael Rouleau, the President and Chief Executive Officer of Michaels. The employment agreement is for a term expiring on January 31, 2006 with provisions for annual automatic one-year extensions unless Michaels gives notice of non-extension 120 days prior to any expiration date. Under the employment agreement, Mr. Rouleau is entitled to receive an annual base salary of $675,000, or such higher amount as the Board of Directors or Compensation Committee shall determine, and standard executive officer benefits. Additionally, he is allowed to participate in a bonus plan in any year in which a bonus plan is established. For fiscal 2000, Mr. Rouleau received a bonus of $267,500 pursuant to a bonus plan based upon the attainment by Michaels of certain performance goals. Upon a change of control of Michaels or if Michaels terminates Mr. Rouleau's employment (other than for cause) prior to the expiration of the employment agreement, Mr. Rouleau is entitled to continue to receive his base salary and other benefits until January 31, 2006. If Mr. Rouleau's employment is terminated for any reason, at any time, all unvested options then held by him will immediately become fully exercisable and Mr. Rouleau will be entitled to the value of any unvested interest he may have in our 401(k) Plan.

         Michaels has an agreement with Douglas B. Sullivan, an executive officer of Michaels, which provides for his employment by Michaels to age 65 upon a change of control of Michaels for a salary not less than his annual salary immediately preceding the change of control and allows him to participate in bonuses with other key management personnel of Michaels. This agreement (i) is currently for a term expiring on April 5, 2004 with provisions for annual automatic one-year extensions unless Michaels gives notice of non-extension six months prior to any extension date and, upon a change of control, an additional extension of twelve months and (ii) requires Michaels to pay to Mr. Sullivan, if his employment is terminated on or prior to his 65th birthday and within one year of a change of control, a sum equal to his salary and bonus during the twelve-month period immediately preceding termination.

         In connection with his resignation as President and Chief Operating Officer of Michaels on March 26, 2001, John C. Martin entered into a separation agreement with Michaels. Under this agreement, Mr. Martin remained a non-officer employee of Michaels through May 12, 2001 at his base salary as President and Chief Operating Officer, and he then became entitled to receive severance payments totaling $463,500. Under the terms of his severance arrangement, 200,000 unexercised options granted to him under our 1997 Stock Option Plan terminated effective June 11, 2001.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Until September 2000, Sam Wyly and Charles J. Wyly, Jr. were members of the Compensation Committee and, as such, were primarily responsible for determining executive compensation for fiscal 2000. Since September 2000, the Compensation Committee has consisted of Richard E. Hanlon, Richard C. Marcus and Elizabeth A. VanStory. The Board as a whole and the members of the 1997 Stock Option Committee have authority to make decisions related to stock option grants under our 1997 Stock Option Plan to executive officers and directors. During fiscal 2000, we paid to C&S Aviation, Ltd., a partnership of which Charles J. Wyly, Jr. and Sam Wyly are managing members, $170,957 for the rental of an airplane. We paid $82,825 in fiscal 2000 to Sterling Commerce, Inc. for the purchase of services and software. Charles J. Wyly, Jr. and Sam Wyly served as directors of Sterling Commerce, Inc., until its acquisition in 2000 by another company.

         Sam Wyly and Charles J. Wyly, Jr. are executive officers of Michaels and were, until September 2000, members of our Compensation Committee. Sam Wyly and Charles J. Wyly, Jr. were, until its acquisition in 2000 by another company, directors and executive officers of Sterling Software, Inc. and were, during part of fiscal 2000, directors of Scottish Annuity & Life Holdings, Ltd., serving on the compensation committee (or its equivalent) for each such company. Accordingly, Sam Wyly and Charles J. Wyly, Jr. have participated in decisions related to compensation of executive officers of each of Michaels, Sterling Software, Inc., and Scottish Annuity & Life Holdings, Ltd.

         Sam Wyly is a director and, during part of fiscal 2000, was an executive officer of Green Mountain Energy Company, the board of which makes decisions related to executive compensation.

         Evan A. Wyly, a director of Michaels during part of fiscal 2000, is also a director and, for part of fiscal 2000, was an executive officer of Green Mountain Energy Company.

         Michael C. French, a director of Michaels for a portion of fiscal 2000, is also a director and executive officer of Scottish Annuity & Life Holdings, Ltd. Mr. French participates in compensation decisions related to executive officers of Scottish Annuity & Life Holdings, Ltd. Pursuant to a prior consulting arrangement with Michaels, Mr. French received a non-refundable retainer, in the amount of $90,000, for his assistance and advice during his term as a director in fiscal 2000.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

WHAT IS OUR COMPENSATION PHILOSOPHY?

         The objectives of our executive compensation program are to:

      o     attract and retain highly qualified and productive people;

      o     motivate employees to high levels of performance;

      o     differentiate individual pay based on performance;

      o     ensure external competitiveness and internal equity; and

      o     align company, employee and stockholder interests.

         We do not believe in "bargain rate" executive compensation. Instead, we believe that outstanding executives should be compensated generously, both in cash compensation in amounts sufficient to preempt other opportunities for such executives and in stock option awards which align such executives' interests with the interests of the stockholders and stimulate focus on long-term stockholder value enhancement.

HOW IS COMPENSATION DETERMINED?

         In determining base pay, the Compensation Committee considers an individual's experience and prior performance as well as our operating performance and the attainment of planned financial and strategic initiatives. The experience, performance and attainment of initiatives are evaluated by the Compensation Committee on a subjective basis and no particular weight is given to any particular factor.

         In determining executive bonuses, the Compensation Committee provides financial incentives to those members of management who can make an important contribution to our success by tying the bonuses to the attainment of certain financial objectives which may be different from individual to individual. Each participating executive is entitled to a bonus equal to a certain percentage of that executive's salary based upon the attainment of such objectives.

         In determining compensation through stock option awards, the 1997 Stock Option Committee (or the Board as a whole) makes discretionary grants, based upon the level of responsibility and performance of the individual grantee.

HOW ARE OUR INCENTIVE COMPENSATION PROGRAMS USED TO FOCUS MANAGEMENT ON INCREASING STOCKHOLDER VALUE?

         We maintain stock option plans for our executive officers, directors and key employees. We believe that the grant of options aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return. The grant of options also allows executives to develop and maintain a long-term ownership position in our common stock.

HOW HAVE WE RESPONDED TO THE IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION?

         Options granted under our 1997 Stock Option Plan are intended to meet the performance based compensation exception to the annual $1,000,000 limitation on the tax deduction we may claim for compensation of certain executives. However, our executive bonus program does not meet the exception to the IRS deduction limitation.

HOW IS THE CEO COMPENSATED?

         As our Chief Executive Officer, Mr. Rouleau received a base salary of $632,308 during fiscal year 2000. Mr. Rouleau's incentive compensation for fiscal year 2000, in the form of a bonus, was based upon the attainment of specified financial objectives. With respect to fiscal year 2000, Mr. Rouleau received $267,500 in a cash bonus. Mr. Rouleau also received stock options for 100,000 shares of common stock.

HOW ARE THE OTHER EXECUTIVE OFFICERS COMPENSATED?

         Our other executive officers usually receive a base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various benefits. As described above, the Compensation Committee annually reviews the compensation for our executive officers and determines the compensation for each executive based upon the executive's performance, our attainment of certain financial and strategic objectives and other factors. The 1997 Stock Option Committee also evaluates the executive officers' performance in determining whether to grant any stock options to the executives.

         This report is submitted by the members of the Compensation Committee and the 1997 Stock Option Committee:

      COMPENSATION COMMITTEE                         1997 STOCK OPTION COMMITTEE
      ----------------------                         ---------------------------
      Sam Wyly (until September 2000)                Richard E. Hanlon
      Charles J. Wyly, Jr. (until September 2000)    Richard C. Marcus
      Richard E. Hanlon (since September 2000)       Elizabeth A. VanStory
      Richard C. Marcus (since September 2000)
      Elizabeth A. VanStory (since September 2000)

                             STOCK PERFORMANCE CHART

         The following chart compares the yearly changes in the total stockholder return on our common stock against two other measures of performance. The comparison is on a cumulative basis for our last five fiscal years. The two other performance measures are the Dow Jones US Total Market Index (previously known as the Dow Jones Equity Market Index) and the Dow Jones Retail--Other Specialty Index. In each case, we assumed an initial investment of $100 on January 29, 1996. Dates on the following chart represent the last trading day of the indicated fiscal year. We paid no dividends during such five-year period.

                           [STOCK PERFORMANCE CHART]


Dow Jones Equity Market Index          Dow Jones Retailers - Other Specialty              Michaels
01/27/95    122.27       0.00          01/27/95     130.22        0.00           1994     01/27/95    35.0000       0.00
01/26/96    164.46     100.00          01/26/96     128.91      100.00           1995     01/26/96    12.7500     100.00
01/31/97    210.91     128.24          01/31/97     161.33      125.15           1996     01/31/97    13.1250     102.94
01/30/98    264.33     160.73          01/30/98     200.82      155.78           1997     01/30/98    30.7500     241.18
01/29/99    340.77     207.21          01/29/99     315.48      244.73           1998     01/29/99    18.7500     147.06
01/29/00    378.08     229.89          01/29/00     336.00      260.65           1999     01/28/00    27.0000     211.76
02/02/01    373.25     226.95          02/02/01     298.47      231.53           2000     02/02/01    39.0000     305.88


                                 PROPOSAL NO. 2:
                            ADOPTION OF AN AMENDMENT
                  TO THE RESTATED CERTIFICATE OF INCORPORATION

         Effective July 26, 2001, our Board approved the amendment to the Restated Certificate of Incorporation attached as Appendix A to this Proxy Statement. Our Board is currently divided into three classes, with each of two classes consisting of two directors and one class consisting of one director. Members of each class generally serve for three-year terms.

         The amendment to the Restated Certificate of Incorporation will eliminate division of our Board into three classes. Following adoption of the amendment to the Restated Certificate of Incorporation by our stockholders at the Annual Meeting and filing of a certificate of amendment with the Delaware Secretary of State, all current directors will hold office for a term expiring at our annual meeting of stockholders in 2002. Thereafter, each of the directors will serve for a one-year term or until his or her successor is duly elected and qualified or until the earlier of his or her resignation, death or removal.

         The Board believes it is in the best interest of Michaels and its stockholders to adopt the amendment to the Restated Certificate of Incorporation and to eliminate classification of the Board. Classification (or staggered election) of boards of directors has been a widely-used corporate governance provision to make it more difficult for companies to be the subject of "take-overs." These kinds of provisions, however, also act as an impediment to the stockholders' ability to make changes in board membership when the stockholders are dissatisfied with the performance of the board of directors. Your Board of Directors believes that modern corporate governance best practices encourages the elimination of staggered board membership as an arbitrary impediment to changing stewardship of a company and that our stockholders should have the right to vote on performance of all our directors each year.

         THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

                                 PROPOSAL NO. 3:
      APPROVAL OF THE MICHAELS STORES, INC. 2001 GENERAL STOCK OPTION PLAN

         On July 23, 2001, the Board of Directors adopted our 2001 Employee Stock Option Plan authorizing the grant of options exercisable for up to 1,000,000 shares of our common stock. The terms of our 2001 Employee Stock Option Plan do not permit options under that plan to be granted to our executive officers and directors. Substantially all of the options available for grant to our executive officers and directors under our 1997 Stock Option Plan have been issued. As a result, the Board approved the Michaels Stores, Inc. 2001 General Stock Option Plan, attached as Appendix B to this Proxy Statement, and directed that it be submitted to the stockholders for approval at the Annual Meeting. The Plan authorizes the grant of options exercisable for up to 1,500,000 shares of our common stock to our officers, directors and employees, but we expect that options under the Plan will be granted principally, if not exclusively, to our executive officers (currently 13 persons) and directors (currently five persons) who are not eligible for grants under our 2001 Employee Stock Option Plan. We are seeking your approval to adopt the Michaels Stores, Inc. 2001 General Stock Option Plan and to ensure that compensation pursuant to the Plan will not be subject to the limits on deductibility by Michaels under Section 162(m) of the Internal Revenue Code of 1986.

         The Board believes that it is in the best interests of Michaels to attract and retain the best available talent and encourage the highest level of performance by our directors and executive officers. The Plan is designed to provide incentive to directors and executive officers and is intended to align the interests of each of them with those of our stockholders. The Board has directed that, to the extent permitted by applicable law, all proceeds to Michaels from the exercise of options granted under the Plan be used to repurchase shares of our common stock under our current stock repurchase plan (except where the use of proceeds for that purpose would conflict with fiduciary obligations of directors or officers or there is a compelling need to use the proceeds for other corporate purposes).

SUMMARY OF THE MICHAELS STORES, INC. 2001 GENERAL STOCK OPTION PLAN

         GENERAL. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by our directors, executive officers and other eligible employees and to provide each of them with incentives to put forth maximum efforts for the success of our business. All stock options granted under the Plan will be non-statutory stock options.

         SHARES AVAILABLE UNDER THE PLAN. Subject to adjustments described below, the number of shares that may be issued upon exercise of all stock options granted under the Plan may not exceed 1,500,000. Any shares of common stock which were subject to stock options that are forfeited, surrendered or expire for any reason will again be available for issuance under the Plan.

         ELIGIBILITY. Our directors and any executive officer or other employee of Michaels or its subsidiaries who is selected by the 2001 General Stock Option Plan Committee is eligible to receive stock options under the Plan, but we believe that options under this Plan will be granted principally, if not exclusively, to our executive officers and directors.

         STOCK OPTION GRANTS. Stock options granted to a participant under the Plan entitle him or her to purchase shares of our common stock at a price no less than fair market value at the time of the grant. The exercise price is payable (i) in cash at the time of exercise, (ii) by transfer of shares of our common stock owned by the participant for at least six months having an aggregate market value per share on the day before the date of exercise equal to the aggregate exercise price, (iii) by deferred payment from the proceeds of sale of some or all of the shares to which the exercise relates or (iv) by other forms of consideration acceptable to the Committee.

         The maximum number of shares of our common stock with respect to which stock options may be granted to a participant during a single calendar year may not exceed 150,000 shares. If, however, the participant is a newly-hired employee who has never been employed by either Michaels or any of its subsidiaries, that employee may be granted stock options exercisable for up to an additional 350,000 shares. A participant who is a director and also an executive officer or other employee of Michaels or any of its subsidiaries may be granted stock options both as a director and as an executive officer or other employee.

         Generally, each stock option granted under the Plan will expire one calendar day prior to the fifth anniversary of the date of grant except in the case of retirement, death or disability, as described below. However, upon a change of control (as defined in the Plan), each outstanding stock option will immediately vest and be fully exercisable and will remain exercisable until the term of the stock option expires. If, however, a proposed merger, consolidation, reorganization or sale of assets which constitutes the change of control is abandoned by Michaels, then all stock options that vested and became fully exercisable as a result of the change of control, and which have not been exercised, will revert to the exercise terms existing prior to acceleration.

         STOCK OPTION GRANTS TO EXECUTIVE OFFICERS AND OTHER EMPLOYEES. Each grant made to any executive officer or other employee will specify the number of shares of common stock for which the option is granted, which will be determined in accordance with guidelines adopted by the Committee. Each stock option granted to an executive officer or other employee will vest 1/3 on each of the first three anniversary dates following the date of grant. If the executive officer or other employee is terminated by reason of retirement (at or after age
60), long-term disability (as determined by the Committee) or death, each outstanding stock option granted to such executive officer or other employee, to the extent not vested, will immediately vest and become fully exercisable. Thereafter, the stock option will expire (i) in the case of retirement or long-term disability, one calendar day prior to the fifth anniversary of such retirement or disability, or (ii) in the case of death, one calendar day prior to the third anniversary of death. If the employment of the executive officer or other employee is terminated for any other reason, the unvested portion of each outstanding stock option granted to the executive officer or other employee will terminate immediately and the vested portion will expire 30 days after such termination.

         STOCK OPTION GRANTS TO DIRECTORS. Each grant made to any director in that capacity will be automatic pursuant to a "formula plan" as set forth in the Plan. Upon first election to the Board, and immediately following each annual meeting of stockholders thereafter, a director will receive a grant of options exercisable for 17,500 shares of common stock. Each stock option granted to a director will vest immediately upon the date of grant. In the event of the death of the director prior to the exercise or expiration of an option, the unexercised and unexpired stock option will expire one calendar day prior to the third anniversary of the director's death.

         ADMINISTRATION AND AMENDMENTS TO THE PLAN. The Plan is to be administered by the 2001 General Stock Option Plan Committee unless the Board of Directors expressly assumes the administration pursuant to a resolution. The Committee is required to be composed of at least two members of the Board, and such committee members are intended at all times to qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and "Non-Employee Directors" as defined in Securities and Exchange Commission Rule 16b-3. The Board resolutions adopting the Plan establish an initial 2001 General Stock Option Plan Committee of Richard E. Hanlon (Chairman), Richard C. Marcus and Elizabeth A. VanStory. Any actions taken by the Committee may be taken by a majority of the members present at any meeting at which a quorum is present or by unanimous written consent. The Committee is authorized to interpret the Plan and any related agreements and other documents and such interpretation will be final and conclusive.

         The Plan may be amended at any time by the Board of Directors or any authorized committee, including the 2001 General Stock Option Plan Committee, without the consent of our stockholders except where consent of the stockholders is required by applicable law or applicable rules and regulations of a national securities exchange. Subject to the terms of the Plan, the Committee may, without the consent of the option holder, amend any option agreement or otherwise take any action to (i) expand or limit the payment methods, (ii) waive any condition or restriction applicable to the stock option or to the exercise of such stock option, or (iii) expand the events that would constitute a change of control. Unless approved by our stockholders, none of the Board, the 2001 General Stock Option Plan Committee or any other committee of the Board may authorize the amendment of any outstanding stock option to reduce the option exercise price. No stock option may be cancelled and replaced with stock options having a lower option exercise price without the approval of our stockholders. The Plan does not permit acceleration of vesting or extension of the expiration date of an option except as described above.

         TRANSFERABILITY. Any option grant under the Plan may be made subject to such transfer restrictions as the Committee may determine.

         ADJUSTMENTS. The maximum number of shares that may be issued upon exercise of stock options and the price per share applicable thereto are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants and similar events. If any such transaction or event occurs, the Board or the Committee may, in its discretion, provide in substitution for any and all outstanding stock options, such alternative consideration as it, in good faith, may determine to be equitable under the circumstances and may require the surrender of all stock options so replaced. If the Board and the Committee disagree on any adjustments, the Board's determination will be final and conclusive.

         PLAN BENEFITS. Under the present guidelines adopted by the Committee and the provisions of the Plan, the following table shows the value and number of shares of common stock covered by anticipated annual option grants under the Plan to our Chief Executive Officer, each of the other Named Executives, all other current executive officers as a group, each director (including directors who are executive officers) and all other employees as a group. Option grants under the Plan to executive officers are expected to commence in July, 2002 (except grants to newly-hired executive officers, if any). Automatic option grants to directors would commence immediately after the Annual Meeting to which this Proxy Statement relates.

                            MICHAELS STORES, INC. 2001 GENERAL STOCK OPTION PLAN


                                                                                                 ANNUAL OPTION
                    NAME AND POSITION                         DOLLAR VALUE ($)(1)               GRANTS (SHARES)
-------------------------------------------------------       -------------------               ---------------
R. Michael Rouleau.....................................              1,779,514.59                   100,000
   President and
   Chief Executive Officer
Charles J. Wyly, Jr....................................              1,779,514.59                   100,000
   Chairman of the Board
Sam Wyly...............................................                889,757.30                    50,000
   Vice Chairman of the Board
John C. Martin (2).....................................                        --                        --
   Former President and
   Chief Operating Officer
Douglas B. Sullivan....................................                444,878.65                    25,000
   Executive Vice President--
   Development
Edward F. Sadler.......................................                444,878.65                    25,000
   Executive Vice President--
   Store Operations
All Other Executive Officers (7 persons)...............              2,891,711.21                   162,500
Each Director..........................................                311,415.05                    17,500
All Other Employees....................................                        --                        --

------------------------

(1) The dollar value of the options was estimated using the Black-Scholes option pricing model, as if the options were granted on August 27, 2001 with an exercise price of $39.81 per share, the market price of our common stock on that date, and using the following assumptions: a risk-free interest rate of 5.13%; dividend yield of 0%; expected volatility of 70.5533%; and a weighted average expected life of the options of 2.83 years.
(2)   Mr. Martin is no longer employed by Michaels.

         MARKET VALUE OF OUR COMMON STOCK. The market value of our common stock is $39.81 per share, based on the closing price of our common stock on August 27, 2001.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of certain federal income tax consequences relating to grants of stock options under the Plan based on federal income tax laws currently in effect. This summary is not intended to be complete and does not describe state, local or foreign tax consequences.

         TAX CONSEQUENCES TO PARTICIPANTS. In general, no income will be recognized by a participant at the time a stock option is granted. At the time of exercise of the stock option, the participant will recognize ordinary income if the shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code). The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. At the time of the sale of the shares of common stock acquired pursuant to the exercise of a stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Long-term capital gains may be eligible for reduced rates if applicable holding period requirements are satisfied.

         TAX CONSEQUENCES TO MICHAELS. To the extent that a participant recognizes ordinary income as described above, Michaels or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

         THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE MICHAELS STORES, INC. 2001 GENERAL STOCK OPTION PLAN.

                              INDEPENDENT AUDITORS

         We have engaged Ernst & Young LLP as independent auditors to audit and report to our stockholders on our financial statements for fiscal 2001. During fiscal 2000, there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make a reference to the subject matter of the disagreement in connection with its reports.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                     FISCAL 2000 INDEPENDENT AUDITORS' FEES

AUDIT FEES

         We paid Ernst & Young LLP $444,000 in aggregate fees for the audit of our fiscal 2000 annual financial statements and reviews of our financial statements included in our reports on Form 10-Q for that year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         We did not pay any fees to Ernst & Young LLP for professional services rendered in fiscal 2000 with respect to financial information systems design and implementation.

ALL OTHER FEES

         We paid Ernst & Young LLP $355,000 in aggregate fees for all other services rendered by it during fiscal year 2000.

                         AUDIT COMMITTEE REPORT

         On May 31, 2000, the Board of Directors adopted a new Audit Committee Charter. This Charter requires our Audit Committee to undertake a variety of activities designed to assist our Board in fulfilling its oversight role regarding our auditors' independence, our financial reporting process, our systems of internal control and our compliance with applicable laws, rules and regulations. The Charter also makes it clear that the independent auditors are ultimately accountable to the Board and the Audit Committee, not management.

         The Audit Committee is currently composed of three outside directors who are not officers or employees of Michaels. All members of the Audit Committee are independent as defined by the listing standards of the National Association of Securities Dealers, Inc.

         The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP, our independent auditors, the audited financial statements of Michaels contained in our Annual Report on Form 10-K for the fiscal year ended February 3, 2001. The Audit Committee has also discussed with our independent auditors the matters required to be discussed pursuant to SAS No. 61 and SAS No. 90 (Codification of Statements on Auditing Standards, COMMUNICATION WITH AUDIT COMMITTEES).

         The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with Ernst & Young LLP their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2001, as filed with the Securities and Exchange Commission.

         The Audit Committee considered whether, and concluded that, the provision by Ernst & Young LLP of the services referred to under "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP.

         This report is submitted by the members of the Audit Committee of the Board of Directors.

                               AUDIT COMMITTEE
                               ---------------
                              Richard C. Marcus
                              Richard E. Hanlon
                            Elizabeth A. VanStory

                              CERTAIN TRANSACTIONS

         In fiscal 2000, we paid $233,692 in salary to Donald R. Miller, Jr., Vice President--Market Development of Michaels. Mr. Miller also earned (i) a bonus of $90,000, (ii) $19,609 for personal use of a company-owned automobile, and (iii) $5,788 for other employee benefits. Mr. Miller is the son-in-law of Charles J. Wyly, Jr.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2000, we believe that our officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements.

                                  OTHER MATTERS

         We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

                                  ANNUAL REPORT

         The Annual Report to Stockholders of Michaels, including financial statements for the fiscal year ended February 3, 2001, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                    FORM 10-K

         COPIES OF OUR ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) TO THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO MICHAELS STORES, INC., 8000 BENT BRANCH DRIVE, IRVING, TEXAS 75063,
ATTENTION: INVESTOR RELATIONS DEPARTMENT. Exhibits to the Form 10-K will be furnished upon payment of a fee of $0.50 per page to cover our expenses in furnishing the exhibits.

                              STOCKHOLDER PROPOSALS

         To be considered for inclusion in our proxy statement for our 2002 annual meeting of stockholders, proposals of stockholders must be in writing and received by us no later than April 11, 2002. To be presented at the 2002 annual meeting of stockholders without inclusion in our proxy statement for such meeting, proposals of stockholders must be in writing and received by us no later than June 11, 2002. Such proposals should be mailed to Michaels Stores, Inc., P.O. Box 619566, DFW, Texas 75261-9566 and directed to the Secretary of Michaels.

                                              By Order of the Board of Directors


                                                        MARK V. BEASLEY
                                                           SECRETARY

Irving, Texas
August 31, 2001

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              MICHAELS STORES, INC.

         Michaels Stores, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST:       The name of the Corporation is Michaels Stores, Inc.

         SECOND: At a meeting of the Board of Directors of the Corporation held on July 23, 2001, resolutions were duly adopted by the Board of Directors of the Corporation effective July 26, 2001 setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate"), declaring the amendment to be advisable and directing that the amendment be considered at the 2001 Annual Meeting of Stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

                  "RESOLVED, that Paragraphs Three and Four of Article Seven of the Certificate be amended and restated in their entirety to read as follows:

                           Each director shall hold office for a term expiring
                  at the next annual meeting of the stockholders of the Corporation and until his successor is duly elected and qualified or until the earlier of his resignation, death or removal.

                           Any vacancies in the Board of Directors for any
                  reason, and any newly created directorships resulting from any increase in the number of directors, will be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any director so chosen will hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until the earlier of his resignation, death or removal. No decrease in the number of directors will shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders will be as provided in the terms of such series."

         THIRD: At the 2001 Annual Meeting of Stockholders of the Corporation, duly called and held on October 5, 2001, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

         FOURTH: The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Mark V. Beasley, its Secretary, on this ___ day of ____________, 2001.

                                             MICHAELS STORES, INC.


                                             By:  ______________________________
                                                    Mark V. Beasley
                                                    Secretary

                                                                      APPENDIX B

                              MICHAELS STORES, INC.
                         2001 GENERAL STOCK OPTION PLAN

         Michaels Stores, Inc., a Delaware corporation (the "Company"), hereby establishes the Michaels Stores, Inc. 2001 General Stock Option Plan (the "Plan"), effective as of October 5, 2001.

         1. PURPOSE. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by Directors (as defined below) and executive officers and other employees of the Company and its Subsidiaries (as defined below) and to provide them with incentives to put forth maximum efforts for the success of the Company's business, in order to serve the best interests of the Company and its stockholders. All options granted under the Plan are intended to be nonstatutory stock options.

         2. DEFINITIONS. The following terms, when used in the Plan with initial capital letters, will have the following meanings:

                  (a) "Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Change of Control" means the first to occur of the events described in (i) through (v) below, unless a majority of the Directors in office immediately prior to such event has adopted a resolution prior to or promptly following the occurrence of any such event stipulating, conditionally, temporarily or otherwise, that any such event will not result in a "Change of Control":

                           (i) the Company enters into an agreement providing
                  for the merger, consolidation or reorganization of the Company into or with another corporation or other entity, and the consummation of such merger, consolidation or reorganization would result in less than 2/3 of the total combined voting power of the then-outstanding securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity ("Voting Stock") of such corporation or entity immediately after such transaction being held in the aggregate by the holders of Voting Stock of the Company immediately prior to such event;

                           (ii) the Company enters into an agreement to sell or
                  otherwise transfer all or substantially all of its assets to another corporation, entity or person, and, if such transfer is to another corporation or entity, the consummation of such sale or transfer would result in less than 2/3 of the total combined voting power of the then-outstanding Voting Stock of such corporation or entity immediately after such sale or transfer being held in the aggregate by the holders of Voting Stock of the Company immediately prior to such event;

                           (iii) there is a report filed on Schedule 13D or
                  Schedule TO (or any successor schedule, form or report), each as promulgated pursuant to the Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Act) of securities representing 1/3 or more of the total combined voting power of the then-outstanding Voting Stock of the Company;

                           (iv) the Company files a report or proxy statement
                  with the Securities and Exchange Commission pursuant to the Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change of control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                           (v) if, during any period of two consecutive years,
                  individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof; PROVIDED, HOWEVER, that for purposes of this Paragraph 2(c)(v) each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least 2/3 of the Directors of the Company then still in office who were Directors at the beginning of any such period will be deemed to have been a Director at the beginning of such period.

         Notwithstanding the foregoing provisions of Paragraph 2(c)(iii) or Paragraph 2(c)(iv), unless otherwise determined in a specific case by majority vote of the Board, a "Change of Control" will not be deemed to have occurred for purposes of Paragraph 2(c)(iii) or Paragraph 2(c)(iv) solely because (A) the Company, (B) a Subsidiary or (C) any employee benefit plan of the Company or any Subsidiary, either files or becomes obligated to file a report or a proxy statement under or in response to
         Schedule 13D, Schedule TO, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Act disclosing beneficial ownership by it of shares of Voting Stock of the Company, whether in excess of 1/3 of the total combined voting power of the then-outstanding Voting Stock of the Company or otherwise, or because the Company reports that a change of control of the Company has occurred or will occur in the future by reason of such beneficial ownership or any increase or decrease thereof.

                  (d) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

                  (e) "Common Stock" means the common stock, par value $.10 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph 7.

                  (f) "Date of Grant" means the date specified by the Stock Option Committee on which a grant of Stock Options will become effective (which date will not be earlier than the date on which such committee takes action with respect thereto).

                  (g) "Director" means a member of the Board.

                  (h) "Employee Termination Date" has the meaning ascribed to such term in Paragraph 5(b)(iii).

                  (i) "Guidelines" has the meaning ascribed to such term in Paragraph 5(b)(i).

                  (j) "Market Value per Share" means

                           (i) if the principal market for the Common Stock is a
                  national securities exchange or The Nasdaq Stock Market, Inc., then the reported closing sale price of the Common Stock on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading (rounded as may be appropriate for administrative convenience);

                           (ii) if the closing sale price is not available or if
                  the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on The Nasdaq Stock Market, Inc., then the average between the highest bid and lowest asked prices for the Common Stock on such date as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service (rounded as may be appropriate for administrative convenience);

                           (iii) if the date is not a business day and, as a
                  result, Paragraphs 2(j)(i) and 2(j)(ii) above are inapplicable, then the Market Value per Share will be determined as of the immediately preceding business day (rounded as may be appropriate for administrative convenience); and

                           (iv) if Paragraphs 2(j)(i) and 2(j)(ii) above are
                  otherwise inapplicable, then the Market Value per Share will be determined in good faith by the Stock Option Committee.

                  (k) "Option Price" means the purchase price per share payable on exercise of a Stock Option.

                  (l) "Participant" means (i) an individual who is selected by the Stock Option Committee to receive Stock Options under Paragraph 5 and who is at that time an executive officer or other employee of the Company or any Subsidiary or (ii) a Director.

                  (m) "Rule 16b-3" means Rule 16b-3 under Section 16 of the Act, as such Rule is in effect from time to time.

                  (n) "Stock Option Committee" means the 2001 General Stock Option Plan Committee, which is a committee of the Board whose members are appointed by the Board from time to time. All of the members of the Stock Option Committee, which may not be less than two, are intended at all times to qualify as "outside directors" within the meaning of Section 162(m) of the Code and as "Non-Employee Directors" within the meaning of Rule 16b-3; PROVIDED, HOWEVER, that the failure of a member of such committee to so qualify will not be deemed to invalidate any Stock Option granted by such committee.

                  (o) "Stock Option" means the right to purchase one or more shares of Common Stock upon exercise of an option granted pursuant to Paragraph 5.

                  (p) "Subsidiary" means any corporation, partnership, limited liability company, joint venture, trust or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock or other equity interests issued by such corporation, partnership, limited liability company, joint venture, trust or other entity.

                  (q) "Voting Stock" has the meaning ascribed to such term in Paragraph 2(c)(i).

         3. SHARES AVAILABLE UNDER PLAN. The shares of Common Stock which may be issued under the Plan will not exceed in the aggregate 1,500,000 shares, subject to adjustment as provided in Paragraph 7. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Any shares of Common Stock which are subject to Stock Options that are terminated unexercised, forfeited or surrendered or that expire for any reason will again be available for issuance under the Plan.

         4. INDIVIDUAL LIMITATION ON STOCK OPTIONS. The maximum aggregate number of shares of Common Stock with respect to which Stock Options may be granted to any Participant during any single calendar year will not exceed 150,000 shares; PROVIDED, HOWEVER, that Stock Options with respect to up to an additional 350,000 shares may be granted to a Participant who has not previously been employed by the Company or any of its Subsidiaries upon such Participant's initial employment by the Company or any of its Subsidiaries.

         5. GRANTS OF STOCK OPTIONS.

                  (a) GENERAL. Each grant of Stock Options under this Plan may utilize any or all of the authorizations, and will be subject to all of the requirements, set forth below.

                           (i) Each grant will specify the number of shares of
                  Common Stock to which it pertains.

                           (ii) Each grant will specify the Option Price, which
                  will not be less than 100% of the Market Value per Share on the Date of Grant.

                           (iii) Except as otherwise provided in Paragraphs
                  5(b)(iii), 5(b)(iv) and 5(c)(iv), each Stock Option granted to a Participant will expire at 5:00 p.m. Dallas, Texas, time, on the calendar day immediately preceding the fifth anniversary of the Date of Grant.

                           (iv) Successive grants may be made to the same
                  Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

                           (v) Grants may be made to the same Participant, in
                  the same year or otherwise, under both Paragraph 5(b) and Paragraph 5(c) (I.E., grants may be made to a Participant for such Participant's service both as a Director under Paragraph 5(c) and as an executive officer or other employee of the Company or a Subsidiary under Paragraph 5(b)).

                           (vi) Each grant may be made subject to such transfer
                  restrictions as the Stock Option Committee may determine.

                           (vii) Each grant will be evidenced by a stock option
                  agreement executed on behalf of the Company by an officer of the Company and delivered to the Participant and containing such further terms and provisions, consistent with the Plan, as the Stock Option Committee may approve.

                           (viii) Notwithstanding any other provision of this
                  Paragraph 5, upon a Change of Control each outstanding Stock Option will vest and be fully exercisable and will remain exercisable until the term of the Stock Option expires; PROVIDED, HOWEVER, that if a merger, consolidation or reorganization described in Paragraph 2(c)(i) or a sale or transfer of all or substantially all of the assets of the Company described in Paragraph 2(c)(ii) is abandoned by the Company, then, on the date of such abandonment, each Stock Option that vested and became fully exercisable pursuant to this Paragraph 5(a)(viii) but that has not been exercised will revert to the exercise terms such Stock Option had prior to acceleration of vesting under this Paragraph 5(a)(viii) and thereafter vest and become exercisable in accordance with the terms of the Plan.

                           (ix) The periods for vesting of a Stock Option
                  granted under the Plan may not be accelerated in deviation from the terms set forth in Paragraph 5(b) or 5(c), as applicable, and the expiration date for a Stock Option granted under the Plan may not be extended beyond the terms set forth in this Paragraph 5.

                  (b) GRANTS TO EXECUTIVE OFFICERS AND OTHER EMPLOYEES.

                           (i) The Stock Option Committee may from time to time
                  authorize grants of Stock Options to executive officers and other employees of the Company and its Subsidiaries upon such terms and conditions as such committee may determine consistent with Paragraph 5(a) above, and the Board may, but will not be required to, ratify such grants from time to time. The number of shares of Common Stock for which a Stock Option granted under this Paragraph 5(b) is exercisable, and the period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before such Stock Option or portions thereof become exercisable, will be determined, and the grant thereof will be made, in accordance with Paragraph 5(b)(ii) and the guidelines (the "Guidelines") adopted by the Stock Option Committee from time to time. The Stock Option Committee may amend, or provide for exemptions to or deviations from, the Guidelines.

                           (ii) Each Stock Option granted to a Participant
                  pursuant to this Paragraph 5(b) will vest 1/3 on the first anniversary of the Date of Grant, 1/3 on the second anniversary of the Date of Grant and 1/3 on the third anniversary of the Date of Grant.

                           (iii) Notwithstanding any other provision of this
                  Plan, on the date on which a Participant's employment is terminated by reason of the Participant's retirement at or after the age of 60, long-term disability (as determined by the Stock Option Committee in good faith) or death (the date of such retirement, disability or death, as the case may be, being referred to herein as the "Employee Termination Date"), each outstanding Stock Option granted to the Participant pursuant to this Paragraph 5(b) will immediately vest, to the extent not vested, and become fully exercisable on the Employee Termination Date and will expire (A) in the case of retirement or long-term disability, at 5:00 p.m., Dallas, Texas, time, on the calendar day immediately preceding the fifth anniversary of the Employee Termination Date, and (B) in the case of death, at 5:00 p.m., Dallas, Texas, time, on the calendar day immediately preceding the third anniversary of the Employee Termination Date.

                           (iv) Notwithstanding any other provision of this
                  Plan, on the date on which a Participant's employment is terminated by reason other than retirement at or after the age of 60, long-term disability (as determined by the Stock Option Committee in good faith) or death, the unvested portion of each outstanding Stock Option granted to such Participant pursuant to this Paragraph 5(b) will terminate immediately, and the vested portion of each such Stock Option will expire at 5:00 p.m., Dallas, Texas, time, on the 30th calendar day following the date of such termination.

                  (c) GRANTS TO DIRECTORS.

                           (i) Grants of Stock Options to employee and
                  non-employee Directors of the Company, commencing with the annual meeting of stockholders of the Company in 2001, will be automatic pursuant to a "formula plan" for grants of Stock Options under the Plan, such formula plan to consist of the provisions set forth in Paragraphs 5(c)(ii), 5(c)(iii) and 5(c)(iv).

                           (ii) On the date of first election to the Board, if
                  such election is not at an annual meeting of the stockholders of the Company, and immediately after each annual meeting of the stockholders of the Company, each Director will be granted a Stock Option to purchase 17,500 shares of Common Stock.

                           (iii) Each Stock Option granted to a Director
                  pursuant to this Paragraph 5(c) will fully vest on the Date of Grant.

                           (iv) Notwithstanding any other provision of this
                  Plan, on the date of a Director's death, any unexpired Stock Option granted to such Director pursuant to this Paragraph 5(c) unexercised on the date of such Director's death will expire at 5:00 p.m., Dallas, Texas, time, on the calendar day immediately preceding the third anniversary of the Director's death.

         6. PAYMENT. The Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Stock Option Committee, for less than six months) having an aggregate Market Value per Share on the business day immediately preceding the date of exercise equal to the aggregate Option Price, (iii) by deferred payment from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates, (iv) in any other form of valid consideration acceptable to the Stock Option Committee or (v) by a combination of such methods of payment; PROVIDED, HOWEVER, that the payment method described in clause (ii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock.

         7. ADJUSTMENTS. The Stock Option Committee or the Board will make or provide for such adjustments in the maximum number of shares specified in Paragraph 3 and Paragraph 4, in the number of shares of Common Stock covered by outstanding Stock Options granted hereunder, in the Option Price applicable to any such Stock Options, and/or in the kind of shares covered thereby (including shares of another issuer), as such committee or the Board, as applicable, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, if any such transaction or event occurs, the Stock Option Committee or the Board, each in its sole discretion, may provide in substitution for any or all outstanding Stock Options under this Plan such alternative consideration as the Stock Option Committee or the Board, as applicable, may determine in good faith to be equitable in the circumstances and may require in connection with such substitution the surrender of all Stock Options so replaced. In the event the Stock Option Committee shall disagree with the Board with respect to the foregoing adjustments, the Board's determination will be final and conclusive. Any fractional shares resulting from the foregoing adjustments will be eliminated.

         8. WITHHOLDING OF TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any benefit realized by an optionee under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the realization of such benefit that the optionee make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Stock Option Committee or the Board, an optionee may elect to have any withholding obligation of the Company satisfied with shares of Common Stock (i) owned by the Participant for at least six months (or, with the consent of the Stock Option Committee or the Board, for less than six months) or (ii) that would otherwise be transferred to the optionee on exercise of the Stock Option.

         9. ADMINISTRATION OF THE PLAN.

                  (a) Unless administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Stock Option Committee. For purposes of any action taken by the Stock Option Committee, a majority of the members will constitute a quorum, and the action of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Stock Option Committee.

                  (b) The Stock Option Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of a Stock Option. The interpretation and construction by the Stock Option Committee of any such provision and any determination by the Stock

         Option Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Stock Option Committee will be liable for any such action or determination made in good faith.

         10. AMENDMENTS, ETC.

                  (a) To the extent not inconsistent with Paragraph 5, the Stock Option Committee may, without the consent of the optionee, amend any agreement evidencing a Stock Option granted under the Plan, or otherwise take action, to expand or limit the payment methods under Paragraph 6, to waive any condition or restriction applicable to such Stock Option or to the exercise of such Stock Option, or to expand the events that would constitute a Change of Control of the Company under Paragraph 2(c) and may, with the consent of the optionee, amend any such agreement in any other respect.

                  (b) The Plan may be amended from time to time by the Board or any duly authorized committee thereof (including, without limitation, the Stock Option Committee). In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any stock exchange or market upon which the Common Stock is listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan, requires the Plan to be amended, or in the event Rule 16b-3 is amended or supplemented (E.G., by addition of alternative rules) or any of the rules under Section 16 of the Act are amended or supplemented, in either event to permit the Company to remove or lessen any restrictions on or with respect to Stock Options, the Board and any duly authorized committee thereof (including, without limitation, the Stock Option Committee) reserves the right to amend the Plan to the extent of any such requirement, amendment or supplement, and all Stock Options then outstanding will be subject to such amendment.

                  (c) None of the Board, the Stock Option Committee or any other committee of the Board may authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of the stockholders of the Company. Furthermore, no Stock Option may be cancelled and replaced with Stock Options having a lower Option Price without further approval of the stockholders of the Company. This Paragraph 10(c) is intended to prohibit the repricing of "underwater" Stock Options and will not be construed to prohibit the adjustments provided for in Paragraph 7.

                  (d) If the Stock Option Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the grant of any Stock Option intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision with respect to such grant will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan with respect to such grant or otherwise.

                  (e) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Stock Option.

                  (f) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate a Participant's employment or other service at any time.


                                  MICHAELS STORES, INC.



                                  By:
                                       -----------------------------------------
                                       R. Michael Rouleau
                                       President and Chief Executive Officer

PROXY                                                                      PROXY
                             MICHAELS STORES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 5, 2001

        The undersigned hereby appoints Bryan M. DeCordova and Mark V. Beasley, each with power to act without the other and with full power of substitution, as proxies to vote, as designated below, all stock of Michaels Stores, Inc. owned by the undersigned at the 2001 Annual Meeting of Stockholders to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas on Friday, October 5, 2001, at 10:30 a.m. central daylight savings time, or any adjournment thereof, upon such business as may properly come before the meeting or any adjournment thereof.

        UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES NAMED; FOR THE ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION; FOR THE APPROVAL OF THE MICHAELS STORES, INC. 2001 GENERAL STOCK OPTION PLAN; AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

             (Continued and to be signed and dated on reverse side)

                             MICHAELS STORES, INC.

 PLEASE MARK VOTE IN THE BLOCK IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/


THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF THE DIRECTORS LISTED BELOW, FOR THE ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION AND FOR APPROVAL OF THE MICHAELS STORES, INC. 2001 GENERAL STOCK OPTION PLAN.

1. ELECTION OF DIRECTORS --               2. ADOPTION OF AN AMENDMENT TO THE                              ABSTAIN OR
   Nominees:  01-Charles J. Wyly, Jr.        RESTATED CERTIFICATE OF INCORPORATION.  FOR     AGAINST       WITHHOLD
              02-Richard E. Hanlon                                                   / /       / /           / /

   FOR     WITHHOLD     FOR ALL           3. APPROVAL OF THE MICHAELS STORES, INC.                        ABSTAIN OR
   ALL       ALL        EXCEPT               2001 GENERAL STOCK OPTION PLAN.         FOR     AGAINST       WITHHOLD
   / /       / /         / /                                                         / /       / /           / /


  _____________________________________   4. IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE
  (Except for nominee(s) written above)      THE MEETING OR ANY ADJOURNMENT THEREOF.


                                                _________________________________________    ___________________, 2001
                                                Signature                                    Date

                                                _________________________________________    ___________________, 2001
                                                Signature                                    Date

                                                Please sign exactly as your name appears hereon and mail promptly this proxy in the enclosed envelope.  Joint owners should each sign.
                                                When signing as attorney, administrator, executor, guardian or trustee, please give your full title as such.  If executed by a corporation, the proxy should be signed by a duly authorized officer.  If executed by a partnership, please sign in the partnership name by an authorized person.

-----------------------------------------------------------------------------------------------------------------------
                                             -   FOLD AND DETACH HERE   -

                                                YOUR VOTE IS IMPORTANT!

                                   PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                                          PROMPTLY USING THE ENCLOSED ENVELOPE.